                                                                      Exhibit 11

                   Calculation of Earnings Per Common Share
                                  (Unaudited)
         (In thousands, except number of shares and per share amounts)

                                                              13 Weeks Ended                               39 Weeks Ended
                                                       ----------------------------                  ---------------------------
                                                         June 28,        June 27,                      June 28,       June 27,
                                                           1998            1999                          1998           1999
                                                       -------------   ------------                  ------------   ------------
Net income (loss)                                           $(1,185)        $ 3,211                       $ 1,413        $ 9,234
Less preferred dividends                                       --              --                            --             --
                                                            -------         -------                       -------        -------
Net income (loss) available to common shareholders          $(1,185)        $ 3,211                       $ 1,413        $ 9,234
                                                            =======         =======                       =======        =======
Earnings per common share                                   $(23.70)        $ 64.22                       $ 28.26        $184.68
                                                            =======         =======                       =======        =======
Average common shares outstanding                            50,000          50,000                        50,000         50,000
                                                            =======         =======                       =======        =======
Common shares outstanding at end of period                   50,000          50,000                        50,000         50,000
                                                            =======         =======                       =======        =======

                                       24